UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35813	98-0376008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor,
New York, New York 10036
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 844-967-2633

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Background

As previously announced, on October 7, 2024, Oramed Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Convertible Notes SPA”) with certain institutional investors (such investors, the “Tranche B Institutional Investors” and together with the Company, the “Tranche B Noteholders”) and Scilex Holding Company (“Scilex”), pursuant to which, among other things, the Tranche B Noteholders collectively purchased in a registered offering (i) a new tranche B of senior secured convertible notes of Scilex in the aggregate principal amount of $50,000,000 (the “Tranche B Notes”), which Tranche B Notes are convertible into shares of Scilex Common Stock in accordance with their terms and (ii) warrants (the “Tranche B Warrants”) to purchase up to 7,500,000 shares of Scilex Common Stock.

In addition, as previously disclosed, on January 2, 2025, each Tranche B Noteholder entered into a Deferral and Consent under Tranche B Senior Secured Convertible Note (collectively, the “Deferral and Consent Letters”) with Scilex in respect of the Tranche B Notes.

Pursuant to the terms of the Deferral and Consent Letters, the Company and each of the other Tranche B Noteholders agreed to defer Scilex’s obligation to make the required payment of the First Amortization Payment (as defined therein) until January 31, 2025. The Tranche B Noteholders agreed to further defer (the “Further Deferral”) the First Amortization Payment from January 31, 2025 to the Maturity Date (i.e. October 8, 2026) if, among other things, Scilex granted the Tranche B Noteholders the Royalty and Exclusive Rights contemplated pursuant to the Term Sheet attached to the Deferral and Consent Letters (the “Term Sheet”).

Royalty Purchase Agreement — Gloperba and Elyxyb

As contemplated by the Term Sheet in respect of the Royalty and Exclusive Rights described therein, on February 28, 2025 (the “Closing Date”), the Company entered into a Purchase and Sale Agreement (the “G/E Royalty Purchase Agreement”) with Scilex, Scilex Pharmaceuticals Inc. (“Scilex Pharma”) and certain institutional investors (collectively, the “Royalty Investors” and together with the Company, the “RPA Purchasers”). Pursuant to the G/E Royalty Purchase Agreement, Scilex Pharma sold to the RPA Purchasers the right to receive, in the aggregate, 4% of Scilex and Scilex Pharma’s net sales worldwide (the “Purchased Receivables”) with respect to Gloperba, Elyxyb, and any related, improved, successor, replacement and/or varying dosage forms of the foregoing (the “Covered Products”). The Company is entitled to receive 50.0% of the Purchased Receivables, which is the Company’s Specified Percentage (as defined in the Royalty Purchase Agreement), on and subject to terms set forth in the Royalty Purchase Agreement.

In consideration of the Further Deferral and representing the “grant of the Royalty and Exclusive Rights” (as defined in the Term Sheet), during the period commencing on the Closing Date and expiring on the tenth anniversary of the Closing Date (the “Payment Term”), Scilex Pharma shall pay to each RPA Purchaser, by wire transfer of immediately available funds in U.S. dollars to such RPA Purchaser’s account such RPA Purchaser’s Specified Percentage (as defined in the G/E Royalty Purchase Agreement) of the Covered Product Revenue Payments (each as defined in the G/E Royalty Purchase Agreement) for each calendar quarter (commencing with the calendar quarter beginning January 1, 2025) promptly, but in any event no later than 60 calendar days after the end of each calendar quarter.

The G/E Royalty Purchase Agreement terminates six months following receipt by the RPA Purchasers of all payments of the Purchased Receivables to which each RPA Purchaser is entitled during the Payment Term.

The G/E Royalty Purchase Agreement contains customary representations, warranties, covenants and agreements by Scilex. The representations, warranties, covenants and agreements contained in the Royalty Purchase Agreement were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to the G/E Royalty Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the G/E Royalty Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the G/E Royalty Purchase Agreement and not to provide investors with any other factual information regarding Scliex or its business and should be read in conjunction with the disclosures in Scilex’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing summary of the G/E Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the G/E Royalty Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Royalty Security Agreement

Pursuant to the terms of the G/E Royalty Purchase Agreement, Scilex entered into a Security Agreement with Scilex Pharma and the collateral agent (as identified therein) (the “Royalty Collateral Agent”) for the benefit of the Company and each of the other RPA Purchasers, dated as of February 28, 2025 (the “Royalty Security Agreement”).

Under the Royalty Security Agreement, Scilex’s and Scilex Pharma’s due performance and payment under the Royalty Purchase Agreement is secured by certain collateral, including a collection account and certain material contracts, intellectual property rights and regulatory approvals, in each case related to the Covered Products.

The foregoing summary of the Royalty Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Security Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Subordination Agreement

In connection with the G/E Royalty Purchase Agreement and the Royalty Security Agreement, the Company entered into that certain Subordination Agreement, dated as of February 28, 2025 (the “Subordination Agreement”), by and among Scilex, Scilex Pharma, the Company, the other RPA Purchasers and Acquiom Agency Services LLC (the “Agent”) (each as defined in the Subordination Agreement). Pursuant to the Subordination Agreement, the parties agreed that all obligations, liabilities and indebtedness under the G/E Royalty Purchase Agreement are secured by first priority liens on the collateral under the Royalty Security Agreement (the “Royalty Collateral”), and the Agent’s lien on the Royalty Collateral is subordinated and become a second priority lien.

The foregoing summary of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Amendment No.1 to ZTlido Royalty Purchase Agreement

On February 28, 2025, Scilex Pharma entered into an Amendment No.1 Agreement (the “Royalty Amendment”) with the purchasers (the “RPA Purchasers”) under that certain Purchase and Sale Agreement, dated as of October 8, 2024 (the “ZTlido Royalty Purchase Agreement”). Pursuant to the Royalty Amendment, Scilex and Scilex Pharma may assign their respective rights or delegate their respective obligations under the ZTlido Royalty Purchase Agreement without the prior written consent of the Purchasers, if Scilex receives a commitment, contingent upon a transaction of Covered Products (as defined in the Royalty Purchase Agreement), that would allow Scilex to pay in full all obligations owed under the Debt Instruments (as defined therein), provided that such purchaser of Covered Products agrees to assume all of the obligations of Scilex and Scilex Pharma under the Royalty Purchase Agreement.

The foregoing summary of the Royalty Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Side Letter, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Gloperba Rest of World License Agreement

As previously announced by the Company on October 8, 2024, the Company and certain other investors (together with the Company, the “LidoDev Institutional Investors”) entered into that certain Rest of World License Term Sheet (the “ZTlido ROW Term Sheet”) with Scilex, pursuant to which the parties agreed to negotiate in good faith additional agreements required to effectuate such term sheet.

On January 2, 2025, the LidoDev Institutional Investors formed RoyaltyVest Ltd, a British Virgin Islands company (the “Licensee”), to be Lido Dev Co. (as referenced in the ZTlido ROW License Term Sheet) and the licensee under the Lido License Agreement and the Gloperba License Agreement. On or about February 12, 2025, certain of the LidoDev Institutional Investors transferred shares representing 50% of the issued and outstanding capital stock of the Licensee to the Company. On February 18, 2025, the Company and the other LidoDev Institutional Investors amended and restated certain of the organizational documents of Licensee to provide that, among other things, the Company has the right to designate one-half of the of the board of directors of Licensee.

On February 28, 2025 (the “Effective Date”), the Licensee entered into a License Agreement (the “Gloperba License Agreement”) with Scilex and Scilex Pharma with respect to (i) services, compositions, products, dosages and formulations comprising Gloperba that have been or are later developed by or on behalf of Scilex, including the product and any future product defined as a “Licensed Product” under the License and Commercialization Agreement, dated as of June 14, 2022, by and between RxOmeg Therapeutics LLC (“Romeg”) and Scilex, as amended by that certain First Amendment to License and Commercialization Agreement, dated January 16, 2025, by and between Romeg and Scilex, as may be further amended or restated from time to time, and (ii) any related, improved, successor or replacement forms of any such product Controlled (as defined therein) by Scilex ((i) and (ii) collectively, the “Gloperba Product”).

Under the Gloperba License Agreement, Scilex granted to the Licensee during the Gloperba License Term (as defined below) a worldwide (other than the United States), exclusive, non-transferable right, license and interest in, to, and under all Product Rights Controlled (each as defined therein) by Scilex to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit all Gloperba Products, in all cases solely for commercialization of the Gloperba Products outside of the United States. The Licensee granted Scilex a non-exclusive, non-transferable, right and license under the Licensee Non-Blocking Patents (as defined therein) (i) in the United States, to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit Gloperba Product for commercialization of Gloperba Products in the United States in the Field (as defined therein), and (ii) worldwide, to develop and manufacture Gloperba Product for commercialization in the United States in the Field (as defined therein). Each of the Licensee and Scilex will receive 50% of the Net Revenue (as defined therein) generated, and the Licensee shall effect the foregoing by paying to Scilex its share of the Net Revenue on a quarterly basis.

Pursuant to the Gloperba License Agreement, the Licensee shall obtain and maintain regulatory approval for the Gloperba Product outside of the United States in accordance with its own business judgment and in its sole and absolute discretion.

Promptly after the Effective Date, Scilex is required to (i) facilitate an introduction between the Licensee and Scilex’s contract manufacturer of the Gloperba Product (the “Gloperba CMO”) as of the Effective Date, and (ii) use reasonable efforts to cause such Gloperba CMO to accept a direct engagement with the Licensee for the manufacturing or supply of the Gloperba Product in finished dosage form. In addition, Scilex agreed to appoint the Licensee as its exclusive distributor of the Gloperba Product in the United States during the Gloperba License Term.

The term of the Gloperba License Agreement commences on the Effective Date and continues until expiration of the last to expire Licensed Patents (as defined therein), unless earlier terminated (the “Gloperba License Term”).

The foregoing summary of the Gloperba License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gloperba License Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Purchase and Sale Agreement, dated February 28, 2025, by and among Scilex Holding Company, Scilex Pharmaceuticals Inc. and the purchasers signatory thereto.
10.2	Security Agreement, dated February 28, 2025, by and among Scilex Holding Company, Scilex Pharmaceuticals Inc. and the purchasers signatory thereto.
10.3	Subordination Agreement, dated February 28, 2025, by and among Scilex Holding Company, Scilex Pharmaceuticals Inc., Acquiom Agency Services LLC and other signatories thereto.
10.4	Amendment No.1 to Purchase and Sale Agreement, dated February 28, 2025, by and among Scilex Pharmaceuticals Inc., Oramed Pharmaceuticals Inc. and other signatories thereto.
10.5	License Agreement (Gloperba), dated February 28, 2025, by and between Scilex Holding Company, Scilex Pharmaceuticals Inc. and RoyaltyVest Ltd.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

Date: March 3, 2025